Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated March 15, 2005 with respect to the financial statements of Paragon Systems, Inc. included in Tri-S Security Corporation’s Annual Report Amendment No. 1 on Form 10-K/A for the year ended December 31, 2004 as well as the incorporation by reference of such report in the Company’s previously filed Registration Statements File No. 333-119737 and File No. 333-129097.

/s/ Miller Ray Houser & Stewart LLP

Atlanta, Georgia
November 15, 2005